       1                                                 EXHIBIT 11.

MUSTANG SOFTWARE, INC.

COMPUTATION OF EARNINGS PER SHARE
(In thousands, except earnings per share) (Unaudited)
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

                                                        Three Months Ended
                                                        Mar 31,
                                                        1995       1996
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
Weighted average number of common shares outstanding     2,106     3,358
Common stock equivlents from outstanding stock options      25         0
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Average common and common stock equivalents outstanding  2,131     3,358
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Net Income                                               $  12    $ (651)
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Earnings per share (1)                                   $ .01    $ (.19)
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

(1) Fully diluted earnings per share have not been presented because the effects are not material.
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